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                                                                    EXHIBIT 99.4

                        HAYES WHEELS INTERNATIONAL, INC.

                           OFFER FOR ALL OUTSTANDING
           9 1/8% SENIOR SUBORDINATED NOTES DUE 2007 IN EXCHANGE FOR
               9 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                                       OF
                        HAYES WHEELS INTERNATIONAL, INC.

To Our Clients:

     Enclosed for your consideration is a prospectus dated September 12, 1997 (the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Hayes Wheels International, Inc. (the "Company") to exchange an aggregate principal amount of up to (i) $250,000,000 of the Company's outstanding 9 1/8% Series B Senior Subordinated Notes due 2007 (the "New June Notes") for a like principal amount of the issued and outstanding 9 1/8% Senior Subordinated Notes due 2007 that were issued by the Company in an offering under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), which closed June 30, 1997 (the "Old June Notes"), and (ii) $150,000,000 of the Company's outstanding 9 1/8% Series B Senior Subordinated Notes due 2007 (the "New July Notes" and, collectively with the New June Notes, the "New Notes") for a like principal amount of the issued and outstanding 9 1/8% Senior Subordinated Notes due 2007 that were issued by the Company in an offering under Rule 144A of the Securities Act which closed July 22, 1997 (the "Old July Notes" and, collectively with the Old June Notes, the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company and the Subsidiary guarantors contained in the Registration Rights Agreements (as defined in the Prospectus).

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER THE OLD NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 17, 1997, UNLESS EXTENDED BY THE COMPANY. ANY OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Old Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Certain Conditions to the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on October 17, 1997, unless extended by the Company.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Hayes Wheels International, Inc. with respect to its Old Notes.

     This will instruct you to tender the Old June Notes and/or Old July Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

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                         [ ] Old June Notes
          Aggregate Principal Amount of Old Notes Tendered
    [ ] Please do not tender any Old June Notes held by you for my account.
                         [ ] Old July Notes
          Aggregate Principal Amount of Old Notes Tendered
    [ ] Please do not tender any Old July Notes held by you for my account.
    Dated:, 1997
    Signature(s)
    Please Print name(s) here
    Address(es)
    Area Code and Telephone Number(s)
    Tax Identification or Social Security Number(s)
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

     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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